UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

COURSERA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 E. Evelyn Ave. Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offices; Compensatory Arrangements of Certain Officers.

Effective as of March 14, 2022, Michele M. Meyers was appointed as Vice President Accounting, and Chief Accounting Officer of Coursera, Inc. (“Coursera”). In connection with her appointment, Ms. Meyers was also designated as Coursera’s principal accounting officer.

Ms. Meyers, age 42, most recently served as Chief Accounting Officer of Black Knight, Inc. (NYSE: BKI) (“BKI”), a provider of software solutions, data, and analytics to the mortgage and consumer loan, real estate, and capital markets verticals, from February 2019 to March 2022, and as BKI’s Treasurer from April 2019 to March 2022. Ms. Meyers previously served as BKI’s Vice President, Finance and Controller from March 2015 to February 2019. From July 2012 to January 2015, Ms. Meyers served as Vice President and Corporate Controller of Altisource Portfolio Solutions S.A. (NASDAQ: ASPS), an integrated service provider and marketplace for the real estate and mortgage industries. Ms. Meyers began her career with Deloitte & Touche LLP, where she held various titles of increasing responsibility, last serving in the role of Audit Senior Manager. Ms. Meyers earned a bachelor’s degree in accounting from the University of West Florida and is a certified public accountant.

Ms. Meyers has entered into a contract of employment with Coursera, pursuant to which she will receive an annual base salary of $330,000, a signing bonus of $45,000, and be eligible to receive an annual target bonus equal to 30% of her base salary. Ms. Meyers will also receive a restricted stock unit award valued at $3 million, which will vest over a four-year period with twenty-five percent of the award vesting on Coursera’s first quarterly vesting date following the one-year anniversary of Ms. Meyers start date and six-and-a-quarter percent of the award vesting on each quarterly vesting date thereafter, subject to her continued employment.

In connection with her appointment as Chief Accounting Officer, Coursera expects to enter into its form of indemnification agreement with Ms. Meyers. Ms. Meyers is eligible to participate in the Company’s Executive Severance Plan, as amended on February 8, 2022, which may provide severance benefits to Ms. Meyers in the event that she is terminated without cause in connection, or not in connection, with a change of control. Ms. Meyers has no family relationships with any director, executive officer, or person nominated or chosen by Coursera to become a director or executive officer of Coursera. Ms. Meyers is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: March 14, 2022	By:	/s/ Kenneth R. Hahn
Kenneth R. Hahn
Senior Vice President, Chief Financial Officer, and Treasurer